UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2014

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 31, 2014, Intervest Bancshares Corporation (the “Company”) issued a press release announcing that its previously announced merger with and into Bank of the Ozarks, Inc. (“Ozarks”) is anticipated to close on February 10, 2015, subject to satisfaction of the remaining closing conditions set forth in the merger agreement, including approval and adoption of the merger agreement by the Company’s stockholders at the special meeting of stockholders scheduled for January 27, 2015. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

The Company filed with the Securities and Exchange Commission (“SEC”) on December 8, 2014 and mailed on or about December 10, 2014 to the Company’s stockholders of record on December 1, 2014, a proxy statement in connection with the merger transaction (the “Merger Proxy Statement”). The Merger Proxy Statement contains important information about the Company, Ozarks, the proposed merger and related matters. The Merger Proxy Statement, as well other filings containing information about the Company and Ozarks are available without charge at the SEC’s Internet site (http://www.sec.gov). Copies of the Merger Proxy Statement and the filings that are incorporated by reference in the Merger Proxy Statement can also be obtained, without charge, from the Company’s website (http://www.intervestbancsharescorporation.com) under the proxy statements tab and on Ozark’s website (http://www.bankozarks.com) under the Investor Relations tab.

The Company and Ozarks and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from stockholders of the Company in connection with the merger transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders of the Company in connection with the proposed merger are set forth in the Merger Proxy Statement. You can find information about the executive officers and directors of the Company in its Annual Report on Form 10-K for the year ended December 31, 2013 and in its definitive proxy statement as filed with the SEC on March 3, 2014 and April 1, 2014, respectively. You can find information about the directors and executive officers of Ozarks in its Annual Report on Form 10-K for the year ended December 31, 2013 and in its definitive proxy statement as filed with the SEC on February 28, 2014 and March 11, 2014, respectively.

Cautionary Statement Regarding Forward-Looking Information

Statements contained in this Form 8-K that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by the Company and Ozarks from time to time. Neither the Company nor Ozarks undertakes and both specifically disclaim any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or Ozarks.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release dated December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date:	December 31, 2014	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer
(Principal Executive Officer)

		By:	/s/ John J. Arvonio
Chief Financial and Accounting Officer
(Principal Financial Officer)